Exhibit (10): Consent of Independent Auditors.

EDGAR VENDOR: INSERT CONSENT OF INDEPENDENT AUDITORS HERE AND THEN REMOVE THIS NOTE]

INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-89848 of United of Omaha Separate Account C on Form N-4 of our report dated March 19, 2001 on the financial statements of United of Omaha Separate Account C and our report dated February 14, 2001 on the statutory-basis financial statements of United of Omaha Life Insurance Company appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the related reference to us under the heading "Experts" also in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 23, 2001